As filed with the U.S. Securities and Exchange Commission on September 28, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYRA HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	7361	85-4027995
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1119 Keystone Way N. #201

Carmel, IN 46032

(463) 345-8950

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Deepika Vuppalanchi

Chief Executive Officer

Syra Health Corp.

1119 Keystone Way N. #201

Carmel, IN 46032

(463) 345-8950

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Nazia J. Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Telephone: (212) 653-8700	Richard I. Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-271622

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Syra Health Corp. (the “Company”) is filing this Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-271622) initially filed by the Company with the SEC on May 4, 2023, as amended and declared by the SEC effective on September 28, 2023, including the exhibits thereto (the “Prior Registration Statement”), are incorporated herein by reference.

The Company is filing this Registration Statement for the purpose of registering additional securities of the Company. The additional securities that are being registered for sale pursuant to this Registration Statement are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Number	Description
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
107	Filing fee table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carmel, State of Indiana, on the 28th day of September 2023.

SYRA HEALTH CORP.

By:	/s/ Deepika Vuppalanchi
Deepika Vuppalanchi
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Deepika Vuppalanchi	Chief Executive Officer and Director	September 28, 2023
Deepika Vuppalanchi	(Principal Executive Officer)

/s/ Sandeep Allam	President and Chairman	September 28, 2023
Sandeep Allam

/s/ Priya Prasad	Chief Financial Officer and Chief Operating Officer	September 28, 2023
Priya Prasad	(Principal Financial and Accounting Officer)